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                          INSTRUCTION TO HOLDER AND/OR
                 BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER OF
     9.50% SENIOR SECURED BONDS DUE 2030 OF TENASKA GEORGIA PARTNERS, L.P.

To Holder and/or Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus dated
            , 2000 (the "Prospectus") of Tenaska Georgia Partners, L.P. (the "Partnership") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Partnership's offer (the "Exchange Offer") to exchange up to $275,000,000 principal amount of its 9.50% Senior Secured Bonds due 2030 ("New Bonds"), pursuant to an offering registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding 9.50% Senior Secured Bonds due 2030 ("Old Bonds")

    This will instruct you, the holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Bonds held by you for the account of the undersigned.

    The aggregate face amount of the Old Bonds held by you for the account of the undersigned is (fill in amount):

    $             of 9.50% Senior Secured Bonds due 2030.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    Tender the following Old Bonds held by you for the account of the undersigned (insert principal amount of Old Bonds to be tendered (if any)):

    $             of 9.50% Senior Secured Bonds due 2030.

    Not to tender any Old Bonds held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Bonds acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Bonds, whether or not such person is the holder, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Bonds, (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act of 1933, of the Partnership and (iv) the holder and such other person acknowledge that (a) any person participating in the Exchange Offer for the purpose of distributing the New Bonds must, in the absence of an exemption therefrom comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale of the New Bonds and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in the no-action letters that are discussed in the Prospectus under "The Exchange Offer--Purpose and Effect of the Exchange Offer" and (b) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act of 1933 for which such holder is not indemnified by the Partnership. If the undersigned is a broker-dealer that will receive New Bonds for its own account in exchange for Old Bonds that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned, will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.
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                                   SIGN HERE

  Name of beneficial owner(s):________________________________________________

  Signature(s)________________________________________________________________

  Name(s) (please print):_____________________________________________________

  Address:____________________________________________________________________

  Telephone Number:___________________________________________________________

  Taxpayer identification or Social Security Number:

  ____________________________________________________________________________

  Date:_______________________________________________________________________

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